GOLDEN STATE PETRO (IOM I-B) PLC

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                          CHEVRON TRANSPORT CORPORATION



                                BAREBOAT CHARTER


















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                                BAREBOAT CHARTER

         THIS BAREBOAT CHARTER (hereinafter called the "Charter") made as of the 24th day of December, 1996 BY and BETWEEN Golden State Petro (IOM I-B) PLC (hereinafter called "Owner") organized under the laws of the Isle of Man and Chevron Transport Corporation (hereinafter called "Charterer"), organized under the laws of the Republic of Liberia.

         WITNESSETH AND IT IS HEREBY AGREED as follows:

         1. VESSEL TO BE CHARTERED.

         (a) The Owner hereby lets and demises and the Charterer hereby hires the very large crude carrier having hull number 1129 (hereinafter called the "Vessel") to be built at the yard of Samsung Corporation and Samsung Heavy Industries Co., Ltd. (collectively, "Builder") together with all her engines, boilers, machinery, masts, anchors, cables, rigging, tackle, apparel, furniture, electronics, small boats, and all her other appurtenances, whether aboard or removed from the Vessel, together with any and all additions, improvements and/or replacements which may hereafter be made to, on or in the Vessel.

         (b) The Vessel shall be constructed in accordance with the Building Contract (hereafter called "the Building Contract") as annexed to this Charter, made between the Builder and the Owner and in accordance with the specifications and plans annexed thereto.

         (c) No change shall be made in the Building Contract or in the specifications or plans of the Vessel without the Charterer's consent.

         2. PERIOD OF CHARTER

         (a) This Charter shall be for a period of eighteen (18) years from the Delivery Date (the "Charter Period") and shall comprise an initial fixed period (the "Fixed Period") of eight (8) years and five subsequent optional periods (each, an "Optional Period") of two (2) years each. The Charterer shall have the option of terminating this Charter on an Optional Termination Date upon the expiration of the Fixed Period or any of the Optional Periods (I) if the Optional Termination Date is the first Optional Termination Date, at the end of the Fixed Period upon provision to the Owner of (i) non-binding notice of its intent to exercise such option, determined on a good faith basis, at least 12 months prior to such Optional Termination Date and (ii) irrevocable notice of such exercise nine (9) months prior to such Optional Termination Date or (II) if the Optional Termination Date is any subsequent Optional Termination Date, at the end of the related Optional Period, such notification shall be made by the Charterer to the Owner at (i) nine (9) months and (ii) six (6) months, respectively.

         (b) Should the Vessel be upon a voyage otherwise than under requisition for hire at the time when the charter of the Vessel would (but for the provisions of this clause) have


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terminated, the Charter Period shall be extended for such additional time as may be necessary for the completion of such voyage. The Charter Period shall also be extended for such additional time as may be necessary to bring the Vessel to a port of redelivery as hereinafter provided in Clause 8 hereof. During any such extension, hire shall be paid pro rata on a daily basis (assuming a 365-day year) at the rate in force before the commencement of such extension.

         3. TIME AND PLACE OF DELIVERY

         (a) The Owner shall give and the Charterer shall take delivery of the Vessel concurrently with delivery of the Vessel by the Builder to the Owner when the Vessel is ready for delivery by Builder after trials and the Owner, Builder and Chevron Shipping Company, as agent for the Charterer (the "Agent") have executed the Protocol of Delivery and Acceptance in substantially the form of Exhibit B to the Shipbuilding Contract.

         (b) The Charterer warrants that upon delivery of the Vessel to the Charterer the Vessel shall be in the Charterer's custody and under its control.

         (c) If for any reason other than a default by the Owner under the Building Contract, the Builder becomes entitled under the Building Contract not to deliver the Vessel to the Owner, the Owner shall upon giving to the Charterer written notice of Builder becoming so entitled, be excused from giving delivery of the Vessel to the Charterer and upon receipt of such notice by the Charterer this Charter shall cease to have effect.

         (d) If for any reason the Owner becomes entitled under the Building Contract to reject the Vessel, the Owner shall, before exercising such right of rejection, give written notice thereof to the Charterer and consult the Charterer and thereupon:

                  (i) If the Charterer does not wish to take delivery of the Vessel, it shall inform the Owner within seven (7) days of notice from the Owner by notice in writing and upon receipt by the Owner of such notice this Charter shall cease to have effect; or

                  (ii) If the Charterer wishes to take delivery of the Vessel, it may by notice in writing within seven (7) days of notice from the Owner require the Owner to negotiate with the Builder as to the terms on which delivery should be taken and during such period refrain from exercising the Owner's right of rejection and upon receipt of such notice the Owner shall commence such negotiations; provided however, the Owner shall not be required to accept delivery of the Vessel from the Builder unless the terms of such delivery are acceptable to it in its sole discretion.

         (e) In no circumstances shall the Charterer be entitled to reject the Vessel unless the Owner is able to reject the Vessel from the Builder. If this Charter terminates under sub-clause (c) or (d) of this Clause, the Owner shall thereafter not be liable to the Charterer for any claim under or arising out of this Charter or its termination.


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         (f) THE OWNER MAKES NO REPRESENTATION, WARRANTY OR GUARANTEE OF ANY
KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE TITLE, SEAWORTHINESS, CONDITION, VALUE, EQUIPMENT DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE VESSEL FOR ANY PARTICULAR PURPOSE OR AS TO THE ELIGIBILITY OF THE VESSEL FOR ANY PARTICULAR TRADE OR ANY OTHER REPRESENTATION, WARRANTY OR GUARANTEE WITH RESPECT TO THE VESSEL AND NONE SHALL BE IMPLIED FROM THIS CHARTER; PROVIDED, HOWEVER, THAT THE OWNER WARRANTS THAT THE OWNER HAS AND SHALL RETAIN WHATEVER TITLE TO THE VESSEL SUBJECT ONLY TO THE MORTGAGE, THIS CHARTER AND LIENS AND ENCUMBRANCES WHICH THE OWNER IS OBLIGATED TO DISCHARGE OR SATISFY. THE CHARTERER HEREBY WAIVES AS AGAINST THE OWNER AND THE VESSEL, ALL REMEDIES, WARRANTIES NOT EXPRESSED IN THIS SUBCLAUSE (F) OF CLAUSE 3 OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO THE OWNER'S TITLE THERETO OR THE PHYSICAL CONDITION OF THE VESSEL AT THE TIME OF DELIVERY TO THE CHARTERER INCLUDING, BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (II) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOUNDED IN STRICT LIABILITY IN TORT AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO THE VESSEL. THE ACCEPTANCE BY THE CHARTERER OF THE VESSEL UNDER THIS CHARTER SHALL CONSTITUTE CONCLUSIVE PROOF, AS BETWEEN THE OWNER AND THE CHARTERER, THAT THE VESSEL IS SEAWORTHY, AND OTHERWISE IN THE CONDITION REQUIRED BY THIS CHARTER, IN GOOD WORKING ORDER AND REPAIR AND WITHOUT DEFECT OR INHERENT DEFECT IN TITLE, SEAWORTHINESS, CONDITION, DESIGN, OPERATION OR FITNESS FOR USE, WHETHER OR NOT DISCOVERABLE BY THE CHARTERER AS OF THE DATE OF SUCH TENDER, AND GENERALLY IN ALL RESPECTS SATISFACTORY TO THE CHARTERER.

         4. CHARTERER'S RIGHT IN RESPECT OF THE VESSEL

         (a) The Owner hereby assigns to the Charterer, for the duration of the Charter Period, except during periods when an Event of Default shall have occurred and be continuing and except in respect of a Total Loss (unless the Charterer shall have made all payments required by Clause 12 hereof in respect of a Total Loss) without representation, warranty or covenant of any kind, effective upon delivery of the Vessel to the Charterer, the right to enforce and exercise all rights of warranty, guaranty and indemnity which the Owner may have in respect of the Vessel or otherwise directly against the Builder or any manufacturer of any part of the Vessel. The Charterer shall be entitled to take such action in the name of the Owner against the Builder or any manufacturer of any part of the Vessel in relation to the terms of purchase of, the condition of or any patent infringement or alleged patent infringement in relation to the Vessel or any part thereof as the Charterer sees fit but subject to the Owner being


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indemnified and secured to its satisfaction by the Charterer against all losses, costs, damages and expenses thereby incurred or to be incurred. If as a result of any such action any moneys are received from the Builder or any such other manufacturer of the Vessel as aforesaid the same shall be received by the Charterer. The Charterer shall use diligence to assert and enforce all such rights which have a material effect upon the value of the Vessel.

         (b) Specifically with respect to the warranties set forth in the Building Contract (the "Builder Guarantees"), the Owner hereby assigns to the Charterer for the Fixed Period and each exercised Optional Period the benefit of and rights to administer the Builder Guarantees with respect to materials and workmanship set forth in the Building Contract together with all other manufacturer, supplier and subcontractor guarantees furnished with respect to the Vessel. The Owner shall be entitled to receive from Builder the Liquidated Damages Rebate related to the Vessel's failure to satisfy the Building Contract deadweight, speed and/or fuel consumption specifications. Notwithstanding the foregoing, the Charterer shall be entitled to receive from the Owner an amount (the "Charterer Rebate Amount") equal to the Liquidated Damages Rebate times a fraction equal to 8/18 on the date such Liquidated Damages Rebate is received from Builder. The remainder of the Charterer Rebate Amount (the "Initial Deposit") shall be deposited by the Owner into a separate escrow account (the "Escrow Account") and invested until the last day of the Fixed Period and shall be disbursed as follows: on the first day of any Optional Period, the Charterer shall be entitled to receive an amount equal to the Escrow Account Balance times a fraction the numerator of which is the number of years of the related Optional Period and the denominator of which is the number of years remaining on the Charter if no termination options were exercised. (I.E., 2/10th, 2/8ths, 2/6ths, 2/4ths, 1). Any balance shall remain in the Escrow Account and shall be invested to the end of the related Optional Period.

         The Escrow Account shall be established with a financial institution and subject to an escrow agreement acceptable to both the Charterer and the Owner.

         5. USE AND TRADE OF VESSEL

         (a) The Charterer shall have full use of the Vessel and may employ the Vessel worldwide (within British Institute Warranty Limits) in the carriage of suitable lawful merchandise. In no event shall the Charterer carry on board the Vessel nuclear fuels or radioactive products; provided, however, with the prior written consent of the Owner, the Charterer may carry on board the Vessel radioisotopes used or intended to be used for any industrial, agricultural, medical or scientific purposes.

         (b) The Charterer undertakes not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment from its insurers, protection and indemnity clubs and underwriters and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.


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         (c) The Charterer also undertakes not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods.

         (d) As to those trades in which the Vessel is employed, the Charterer shall comply with any and all requirements regarding financial responsibility or security in respect of oil or other pollution damage as required by any government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the Owner or the Charterer, as the case may be, or ownership, use and operation of the Vessel (whether or not such requirement has been lawfully imposed or not) to enable the Vessel, without penalty or charges, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without delay. The Charterer shall make and maintain all arrangements for security bond or otherwise as may be necessary to satisfy such requirements at the Charterer's sole liability and expense and the Charterer shall indemnify the Owner against any and all losses, damages, claims, expenses or liabilities incurred by reason of the Charterer's failure to comply with this Clause 5(d).

         (e) The Charterer shall enter and maintain the Vessel under the TOVALOP Scheme or under any similar scheme during the Charter Period.

         6. DOCUMENTATION AND HOUSE FLAG

         (a) The Charterer agrees that it shall, throughout the Charter Period, maintain the documentation of the Vessel under the laws of the Registration Jurisdiction at the Charterer's cost and expense. The Owner agrees to do such things whatsoever and execute and deliver all such documents whatsoever to enable the Charterer to maintain such documentation. The Charterer will not change the registry or port of documentation of the Vessel without the prior written consent of the Owner which consent shall not be unreasonably withheld, or do or suffer or permit to be done anything which will injuriously affect the documentation of the Vessel as a vessel documented under the laws and regulations of the Registration Jurisdiction. If the Charterer changes the registry or port of documentation of the Vessel, the Charterer shall, at time of redelivery, if the Owner so requests and at the Charterer's expense, change the registry and port of documentation back to that of the Registration Jurisdiction.

         (b) The Charterer shall have the right to name the Vessel, to paint the Vessel in the Charterer's own colors, install and display its funnel insignia and fly its own house flag.

         7. MAINTENANCE AND OPERATION

         (a) Except as provided in Clause 20, the Vessel shall during the Charter Period be in the full possession and at the absolute disposal for all purposes of the Charterer and under its complete control in every respect. The Charterer hereby covenants and agrees with the Owner that during the Charter Period (and subject to the provisions of Clause 13):


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                  (i)      The Charterer will at its expense maintain the
                           Vessel, her machinery, cargo handling equipment, boilers, appurtenances and spare parts in a good state of repair and in efficient operating condition in accordance with good commercial maintenance practice commensurate with other vessels in Charterer's fleet of similar size and trade, ordinary wear and tear excepted; and

                  (ii) The Charterer will at its expense keep the Vessel with unexpired classification in accordance with the highest classification of the American Bureau of Shipping (or such other classification society as shall previously have been approved in writing by the Owner) and other required certificates in force and shall make any improvement or structural changes or acquire any new equipment necessary to comply with the requirements of such classification; and

                  (iii) The Charterer shall be at liberty to fit any additional equipment required for the services of the Charterer, beyond that on board at the commencement of this Charter, such work to be done at the Charterer's expense and on its time, and such equipment may be removed by the Charterer at its cost and on its time at any time (provided, however, that such removal does not adversely affect the class or seaworthiness of the Vessel) prior to the expiration or any other termination of the Charter. The Vessel is to be redelivered to the Owner in the same condition and class as that in which she is delivered by the Owner, ordinary wear and tear excepted and any additional equipment that cannot be or is not so removed shall become the property of the Owner; and

                  (iv) The Charterer shall not permit the Vessel to proceed to any port which is then subject to a prohibition by the government of the Registration Jurisdiction or the national government of the port in question; and

                  (v) In the event of any hostilities in any part of the world (whether war be declared or not) the Charterer will not employ the Vessel nor suggest her employment in carrying any goods which are declared contraband nor suffer her to enter or trade to any zone which is declared a War Zone by the War Risks Insurers unless the Charterer has made arrangement with the said insurers for the payment of such additional premiums as said insurers may require to maintain the relevant insurances in force or in any zone in respect of which the War Risks Insurers have withdrawn cover for the Vessel; and

                  (vi) The Charterer will not use the Vessel in any manner or for any purpose excepted from any insurance policy or policies taken out in compliance with Clause 11 hereof or for the purpose of carriage of goods of any


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                           description excepted from the said insurance policy
                           or policies and shall not do or permit to be done anything which could reasonably be expected to invalidate any of the said insurance policy or policies; and

                  (vii) The Charterer will not use the Vessel in any manner or for any purpose or trade or permit or suffer to be done any act which will prejudice the Owner's ownership of the Vessel or any part thereof.

         (b) During the Charter Period (subject to the provisions of Clause 13), the Charterer shall at its own expense or by its own procurement man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required and shall, as between itself and the Owner, be responsible for all charges and expenses of every kind and nature whatsoever incidental to the Charterer's use and operation of the Vessel under this Charter, including any foreign, general, municipal, value added or other taxes except that the Charterer shall not be responsible for Owner Taxes. During the Charter Period, the master, officers and crew of the Vessel shall be engaged and employed by the Charterer and shall remain the Charterer's servants, navigating, managing and working the Vessel on behalf of and at the risk of the Charterer.

         (c) As between the Charterer and the Owner, the Charterer shall also be responsible for any charges and expenses incidental to the use and operation of the Vessel while under requisition for hire, during the Charter Period. The foregoing provision of this sub-clause shall be without prejudice to the rights of the Owner and the Charterer against other parties in respect of any such charges or expenses. The Charterer shall, subject to the prior written approval of the Owner (such approval not to be unreasonably withheld), be entitled to take action in the name of the Owner against other parties in respect of such charges or expenses. If as a result of any such action any moneys are received the same shall be recovered by the Charterer.

         (d) The Charterer shall make no changes in the structure of the Vessel nor major changes in her machinery, appurtenances, spare parts or boilers without in each instance first securing the written approval of the Owner, which approval shall not be unreasonably withheld; provided that if any such changes are required to meet classification society requirements, applicable regulations and/or any relevant laws the Owner shall not withhold such approval and the Charterer shall not be obliged to reinstate the Vessel to its condition prior to the making of such changes.

         (e) The Charterer shall drydock the Vessel and clean and paint her underwater parts in accordance with good commercial practice, but not less than as may be required by the American Bureau of Shipping or such other classification society as provided in Clause 7(a)(ii) to maintain the Vessel's highest classification. The Charterer shall give the Owner not less than seven
(7) days prior notice of the Charterer's intention to drydock the Vessel, such notice to specify the intended time and place of drydocking.

         (f) The Owner (or such persons as it shall appoint or authorize) shall have the right at any time on reasonable notice, and in a manner which shall not interfere with the Vessel's


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trading requirements to inspect or survey the Vessel in order to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained in accordance with the provisions of this Charter. Inspection or survey in drydock shall be made only when the Vessel is in drydock under the provisions of sub-clause (e) of this Clause. However, the Owner shall have the right to require the Vessel to be drydocked for inspection, if the Charterer is not docking her at the required classification intervals. The costs incurred in respect of such drydocking and any inspection or survey made under this sub-clause shall be paid by the Charterer to the Owner only if repairs are found to be required. Otherwise, the costs of drydocking and any inspection or survey shall be paid by the Owner. All repairs as shall be shown to be required by any inspection or survey shall be made at the Charterer's expense and shall be completed within a reasonable period of time or such other period as is specified by the relevant classification society referred to in Clause 7(a)(ii). Time taken in respect of inspection, survey or repairs shall form part of the Charter Period. The Charterer shall whenever requested, on reasonable notice, permit the Owner to inspect the Vessel's log books and furnish the Owner promptly with full information regarding any casualties or other damage to the Vessel.

         (g) The Owner shall not be liable for any expense in repairing or maintaining the Vessel or be liable to supply a vessel or any part in lieu thereof if the Vessel or any part thereof is lost, damaged, rendered unfit for use, confiscated, seized, requisitioned, restrained or appropriated and the Charter Hire and any Additional Charter Hire payable in respect of the Vessel shall continue to be payable notwithstanding loss or damage (not amounting to a Total Loss) to the Vessel or any part thereof (and notwithstanding that the Vessel or any part thereof is rendered unfit for use or is requisitioned for hire). In the event of a Total Loss the provisions of Clause 12 shall apply.

         (h) The Charterer shall not have or be deemed to have any authority to pledge the Owner's credit for any purpose, including any maintenance overhauls, replacements, repairs and modification of the Vessel.

         8. REDELIVERY AND STATUS

         (a) Unless the Vessel suffers a Total Loss, the Charterer shall at the end of the Charter Period redeliver the Vessel to the Owner at a safe and ice-free port or a place selected by the Charterer within the Vessel's trading limits (within 10 steaming days from a recognized loading area) or at such other safe port as shall be agreed between the parties but the Charterer shall not be deemed to warrant the safety of such port once redelivery has occurred. The Vessel shall be redelivered to the Owner free and clear of all mortgages, liens, claims, charges and encumbrances which the Charterer is obligated to discharge or satisfy and in the same or as good structure, state and condition as those in which she was delivered, ordinary wear and tear not affecting class excepted. The time of redelivery shall be the time when the Vessel is tendered for redelivery in class without outstanding requirements or recommendations to enable the Vessel to proceed without delay and free of cargo (other than slops).


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         (b) At or about the same time of redelivery a survey shall, if the
Owner so requires, be made to determine the condition and fitness of the Vessel, her machinery and equipment. In that event, the Charterer and the Owner shall each appoint surveyors to be present at such survey and the surveyors present shall determine and state the repairs or work necessary to place the Vessel at the date of redelivery in the structure, state and condition required by sub-clause (a) of this Clause. In the event that the Vessel has been dry-docked within 30 days prior to redelivery and the Charterer certifies in writing to the Owner that, to the best of the Charterer's knowledge, the Vessel has had no bottom touching since such dry-docking, such survey may be conducted while the Vessel is afloat. The Owner may require a diver's survey of the Vessel. The Charterer shall bear all expense of any such survey only if repairs are found to be required. Otherwise, the cost of a diver's survey shall be paid by the Owner. The Charterer shall at its expense make all such repairs and do all such work so found to be necessary before redelivery or at the Owner's option shall discharge the Charterer's obligations hereunder by payment to the Owner of a sum sufficient to provide, at the prices current at the time of redelivery, for the work and repairs necessary to place the Vessel in such structure, state and condition. The Charter Period shall be extended until the completion of any such repairs and work found to be necessary or the payment of the amounts described in this Clause 8(b).

         (c) The provisions of this Clause shall be subject to the provisions of sub-clause (b) of Clause 13 hereof where the Vessel is under requisition for hire at or until the end of the Charter Period.

         (d) An inventory of consumable stores on board the Vessel shall be made by the Charterer in conjunction with the Owner on redelivery of the Vessel. The Owner shall take over and pay for all bunkers, lubricating oil, water and unbroached provisions, paints, oils, ropes and other consumable stores remaining in the Vessel on redelivery at the market prices current at the port of redelivery.

         (e) The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least six (6) calendar months. Notwithstanding the provisions of this Clause 8, the Charterer shall ensure that the Vessel shall have been dry-docked within 30 months prior to redelivery.

         9. USE OF VESSEL AND PAYMENT OF HIRE

         (a) The Charterer shall have the use of all equipment (which expression includes cabin, crew and galley equipment, navigational aids and technical equipment, furnishings, furniture and fittings and spare and replacement parts) that is the property of the Owner on board at the time of Delivery of the Vessel; and the same, or their substantial equivalent, shall be returned to the Owner on redelivery in good order and condition, ordinary wear and tear alone excepted. The Charterer shall from time to time during the Charter Period replace at its expense such items of equipment as shall be so damaged or worn as to be unfit for use. Such replacement equipment shall become part of the Vessel and title to such replaced equipment shall vest in and the same shall belong to the Owner.


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         (b) Any hired equipment placed on the Vessel by the Charterer may be removed by the Charterer prior to the expiration of the Charter Period. If so requested by the Owner, the Charterer shall assist in transfer of equipment hire agreements to the Owner or its nominee, but the Charterer shall not be required to guarantee or assume any other liability with respect to a transferee's performance under said hire agreements.

         (c) During the Charter Period, the Charterer shall pay, without offset or deduction, whether or not Vessel is under arrest, the sum of Charter Hire for the use and hire of the Vessel at the times and in the amounts indicated on
Schedule 1 attached hereto and made a part hereof and any Additional Charter Hire payable pursuant to subclause 9(g). Charter Hire shall be offset and reduced by the amount of the Charter Hire Reduction, if any. The obligation to pay Additional Charter Hire shall become effective on the next succeeding Payment Date. Unless otherwise notified by the Owner, all payments of Charter Hire and Additional Charter Hire and other amounts payable by the Charterer to the Owner hereunder shall be made to an account nominated by the Owner at Chase Manhattan Bank NYC, ABA #021000021, A/C #920-1- 073195, credit U.S. Trust Co NY, further credit to A/C #04692300, Golden State Petroleum Transp. Corp. Rev.,
Attention: Chris Collins (or to such other account as the Owner may from time to time nominate) and shall be made by wire transfer of immediately available funds.

         (d) If, on or before a date on which the Charterer is obligated under subclause 2(a) above to give the Owner irrevocable notice of its intent to exercise an option to terminate the Charter (a "Termination Notice Date"), and if (i) the Charter Hire during the next succeeding Optional Period is above the then current bareboat market level and (ii) the Charterer desires to have a vessel on bareboat charter for a term equal to the applicable Optional Period and of a size, age, condition, and performance characteristics similar or equivalent to those of the Vessel, then the Charterer shall so notify the Owner in writing no later than the Termination Notice Date. Then, from the Termination Notice Date until the commencement of the next succeeding Optional Period (a "Start Date"), the Charterer and Owner shall work together in good faith to agree on a mutually acceptable charterhire rate for the applicable Optional Period as follows:

         Within 30 days after such Termination Notice Date, the Charterer shall request the London Tanker Broker's Panel (the "Panel") in writing to determine the then current bareboat market charterhire rate for the Vessel. The Charterer shall provide the Owner with a copy of such request to the Panel. The Panel shall provide such determination to the Charterer and the Owner in writing within 30 days of such request by the Charterer, including the Panel's method and rationale for arriving at the then current market charterhire rate.

         Notwithstanding such determination by the Panel, the Charterer and the Owner may attempt to negotiate in good faith a mutually agreeable charterhire rate during the time remaining up to the applicable Start Date.

         If, pursuant to this subclause 9(d), the Charterer and Owner are unable to mutually agree to the Panel's charterhire rate determination or to negotiate in good faith any other mutually


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agreeable charterhire rate prior to the applicable Start Date, and the Charterer and the Owner do not agree to continue these efforts beyond the applicable Start Date, then both parties shall be relieved of all further obligations to continue the Charter.

         With respect to the first period after the Start Date for the Vessel, the Owner and the Charterer agree that the minimum charter hire for the Vessel shall be $19,950 per day.

         (e) Time of payment shall be of the essence. If a date of payment is a date upon which the Owner's nominated bank is not open for business, payment shall be made on the first preceding Business Day. Payment of sums due under the provisions of this Charter shall be made (by close of business New York Federal Reserve Bank) by wire transfer to the Owner's nominated bank and receipt of such wire transfer by such bank by 10:00 a.m. New York time on the due date for payment (in accordance with all the provisions of this Charter) shall constitute timely payment by the payor of the amount authorized by such cable or telex to be paid even though the payee's account be not credited until after such due date and the payor shall not be liable for any delays or errors committed by such bank in processing payment instructions transmitted properly on behalf of the Charterer.

         (f) If any payment of Charter Hire or Additional Charter Hire hereunder shall not be paid when due the Owner shall be entitled in addition to call for interest thereon at the rate of interest per annum equal to the Default Rate from and including the due date to the date of actual payment (after as well as before judgment) parts of a day being treated as complete days and the Charterer shall thereupon forthwith pay the same to the Owner.

         (g) The parties hereto agree that the Additional Charter Hire payable with respect to the Net Extras (as defined in Schedule 1 hereto) shall commence on the next succeeding Payment Date. On or prior to the next succeeding Payment Date, the Charterer shall execute and deliver a Charter Supplement substantially in the form of Exhibit B hereto as to the Additional Charter Hire. The Charterer understands and agrees that the Additional Charter Hire pursuant to a Charter Supplement shall be in an amount sufficient to pay sinking fund redemption payments, principal and interest payments payable by the Owner as to any Additional Notes issued pursuant to the related Supplemental Indenture. The amount of Additional Notes issued pursuant to the related Supplemental Indenture shall be in an amount equal to the sum of (i) the costs and expenses incurred by the Owner with respect to the issuance of the related series of Additional Notes and (ii) the amount necessary to fund the Extras.

         10. MORTGAGE

         (a) The Charterer agrees that the financing of the Vessel will be secured by the Charter on the Vessel and assignments of the Owner's right, title and interest under, in and to this Charter. The Charterer shall execute and deliver all such documents, opinions, reports, and agreements listed on Exhibit A attached hereto.

         (b) The Charterer agrees that this Charter and any other charters permitted under Clause 20(a) hereof shall always be subordinated in all respects to the Mortgage.

         (c) The Owner agrees that the Mortgage and any other mortgage hereinafter placed on the Vessel by the Owner will contain a provision to the effect that throughout the Charter Period, so long as no Event of Default shall have occurred and be continuing and so long as the Charterer shall have performed its obligations hereunder, the Charterer shall be entitled to quiet enjoyment of the Vessel.

         11. INSURANCE

         (a) INSURANCE OBLIGATIONS The Charterer shall, at its own expense, provide and maintain the following insurance and shall ensure that the value of the Vessel as stated in any valued policy is equal to the amount insured thereunder:

         (i) hull and machinery insurance for an amount not less than the Stipulated Loss Value of the Vessel as per American Institute Hull Clauses (June 2, 1977) and the American Hull Insurance Syndicate's Liner Negligence clause (June 2, 1977). Such insurance shall include navigation limits adequate for the vessel's trade and exclude collision liability.

         (ii) protection & indemnity insurance on a full entry basis with an International Group P&I Club. Such insurance shall include, but not be limited to, coverage for injuries to or death of masters, mates and crew; full (4/4ths) collision liabilities and pollution liabilities imposed by federal and state laws as well as TOVALOP liabilities (if applicable). Such insurance shall be unlimited as per International Group P&I Club rules and pollution liabilities shall be limited to $700 million or the maximum pollution limit offered by and through the P&I Clubs of the International Group.

         (iii) Hull War Risk Insurance for an amount not less than the Stipulated Loss Value of the Vessel as per American Institute Hull War Risks and Strikes Clauses December 1, 1977 and the American Hull Insurance Syndicate's Addendum April 1, 1984 (War Risks). Such insurance shall apply to all areas where the Vessel trades.

         (b)      LOSS PAYABLE AND NOTICE OF CANCELLATION

         (i) Unless the Owner shall have given its prior written consent, all insurances effected pursuant to Clause 11(a)(i) and (iii) shall contain a loss payable and notice of cancellation clause in the following form:

         "LOSS PAYABLE AND NOTICE OF CANCELLATION CLAUSE"

         (A) Until Golden State Petro (IOM I-B) PLC ("Owner") shall have notified underwriters to the contrary:

                  (1) all recoveries up to the Stipulated Loss Value hereunder in respect of a total loss or constructive or compromised or agreed or arranged total loss shall be paid in full to the Owner without any deduction or deductions whatsoever; and

                  (2) all other recoveries shall be paid in full to Chevron Transport Corporation ("Charterer") or to its order without any deduction or deductions whatsoever; and

         (B)      The Owner shall be advised:

                  (1) if any Hull and Machinery insurer cancels or give notice of cancellation of any insurance or entry at least ten ( 10) days before such cancellation is to take effect; and

                  (2) if any hull War Risks insurer cancels or gives notice of cancellation of any insurance or entry at least seven (7) days before such cancellation is to take effect; and

                  (3) of any default in the payment of any Hull and Machinery premium or call or failure to renew any such insurance or entry ten (10) days prior to the date of renewal thereof; and

                  (4) of any default in the payment of any War Risks premium or call or failure to renew any such entry seven (7) days prior to the date of renewal thereof.

         (ii) Unless the Owner shall have given its prior written consent, all insurance and entries effected pursuant to Clause 11(a)(ii) shall contain a loss payable and notice of cancellation clause in the following form:

                  "LOSS PAYABLE AND NOTICE OF CANCELLATION CLAUSE"

                  At the request of the Owner and with the consent of the Charterer, the protection and indemnity club managers may in its discretion, agree:

                  (a) to pay the Owner, or to its order, any recovery the Charterer is entitled to receive from the funds of the P&I Club in respect of any liability, costs or expenses incurred by the Charterer on receipt of notice from the Owner that the Charterer is in default under the Charter; and

                  (b) to give the Owner ten (10) days' notice that insurance in the P&I Club in respect of the Vessel is to cease; and

                  (c) to give the Owner ten (10) days' notice of the P&I Club's intention to cancel the insurance of the Charterer by reason of its failure to pay when due and demanded any sum due from them to the P&I Club.

         (c) INFORMATION AS TO INSURANCES

         The Charterer shall give the Owner and its insurance advisers such information as to the insurances taken out or being or to be taken out in compliance with the Charterer's obligations under the foregoing provisions of this Clause or as to any other matter which may be relevant to such insurances as the Owner or its advisers may reasonably request.

         (d) CHARTERER OPTION TO SELF-INSURE

         Notwithstanding anything to the contrary herein contained in Clause 11, the Charterer shall have the right to self-insure against the risks described in Clause 11(a).

         12. TOTAL LOSS, REQUISITION FOR TITLE, CAPTURE, SEIZURE

         (a) If a Total Loss shall occur, this Charter and the obligation of the Charterer to pay Charter Hire and Additional Charter Hire hereunder shall continue and be payable as set forth herein until the Charterer has complied with this Clause 12. The Charterer shall forthwith notify the Owner of the facts and circumstances of such Total Loss and the Charterer shall, on the date which is 90 days after the Total Loss (the "Loss Date"), pay to the Owner the amount determined pursuant to paragraph (b) below. The Charterer shall give the Owner at least 15 days prior notice in writing of the Loss Date. On the Loss Date, the Charterer shall pay such amount to the Owner, and thereupon this Charter shall terminate and Charter Hire and Additional Charter Hire payable hereunder shall cease.

         (b) The amount payable on any such Loss Date shall be the sum of (i) any deficiency between (A) the Stipulated Loss Value in relation to the period in question calculated by the application of Schedule 2 and (B) all insurance proceeds for damage to or loss of the Vessel and amounts paid by any governmental authority in connection with any requisition, seizure or forfeiture actually received in hand by the Owner or the Mortgagee prior to or on such Loss Date; and (ii) all Charter Hire and Additional Charter Hire accrued (on a daily basis) but unpaid hereunder to such Loss Date and any other sums due under any provisions of this Charter, together with interest thereon at the Default Rate from the date upon which any such Charter Hire and Additional Charter Hire or other sums was due until the date upon which the calculations are made for the purposes of this Clause which date shall be the Loss Date. The foregoing obligations of the Charterer under this Clause 12 shall apply regardless of whether or not any moneys are payable under the insurances effected in compliance with Clause 11 hereof in respect of the Vessel, regardless also of the amount payable thereunder, regardless also of the cause of the Total Loss and, regardless of whether or not any of the said compensation shall be payable. This Charter shall terminate upon the fulfillment by the Charterer of its obligations under this subclause.

         (c) If the Charterer shall have made a payment to the Owner pursuant to the foregoing provisions of sub-clause (b) of this Clause and the Owner shall subsequently receive any insurance monies or other compensation contemplated under such Clause (b) the same shall be immediately applied first towards repayment to the Charterer of the amount of any such payment and second (to the extent that the further insurance monies or compensation shall exceed the amounts paid by the Charterer and so repaid by the Owner) to the Charterer.

         (d) The Charterer shall be liable for any loss of any part of or damage to the Vessel (other than a Total Loss in which event the foregoing provisions of this clause shall apply) during the Charter Period from whatsoever cause such loss or damage may arise, unless the same shall have been caused by the negligence or willful act of the Owner, its servants or agents (except where the Charterer or its servants and agents are acting as agents of the Owner). In the event of repairable damage to the Vessel or any part thereof or loss of part of the Vessel, the Owner shall, subject to its prior right to retain any sums which may be due from the Charterer to the Owner under the terms of this Charter, make payment to the Charterer of moneys received under the insurances effected in compliance with Clause 11 upon the Charterer furnishing evidence satisfactory to the Owner that all such damage has been made good or repaired or repairs have been put in hand.

         (e) For the purpose of this Clause 12, insurers shall be deemed to have admitted a claim either on the date that they inform the Owner that the claim is admitted or upon the date that they make payment to the Owner even though no claim has ever been admitted.

         (f) The Owner shall, upon the request of the Charterer, promptly execute such documents as may be required to enable the Charterer to abandon the Vessel to insurers and claim a constructive total loss provided that the Owner shall be entitled by notice in writing to the Charterer to require that the Vessel shall not be abandoned and that a partial loss only shall be claimed, in which case this Charter shall terminate as from the date of the event giving rise to such loss and any insurance payments in respect of the partial loss shall be paid to the Owner. Save as aforesaid, any moneys payable by insurers for a partial loss shall be paid to the Charterer and the Owner shall, at the request and expense of the Charterer, take or procure to be taken all such reasonable steps as the Charterer may require for the recovery of such moneys.

         13. REQUISITION FOR HIRE.

         (a) If the Vessel is requisitioned for hire by any governmental or other competent authority during the Charter Period, then unless and until following such requisition the Vessel becomes a Total Loss, this Charter shall continue in full force and effect for the remainder of the Charter Period (and the Charterer shall be fully responsible for due compliance with all its obligations under (i) Clause 11 and (ii) the other provisions of this Charter, other than those which the Charterer is unable to comply with solely by virtue of the aforesaid requisition for hire); provided, however, that if the Charterer shall duly comply with all of its obligations under this Charter save as aforesaid, the Charterer shall be entitled to all requisition hire paid to the Owner or to the Charterer by such governmental or other competent authority or by any person acting by the authority of the same on account of such requisition during the Charter Period.

         (b) Should the Vessel be under requisition for hire at or until the end of the Charter Period:

         (i) The Charterer shall, if it is prevented by reason of the requisition from redelivering the Vessel under sub-clause (a) of Clause 8 hereof, be relieved from its obligation so to do, provided that if the party requisitioning the Vessel does not at the end of the period of requisition redeliver the Vessel to the Owner at such place as the Owner shall request, the Charterer shall upon the written request of the Owner use the Charterer's best endeavors to redeliver the Vessel in accordance with sub-clause (a) of Clause 8;

         (ii) after such release the Charterer shall be given a reasonable opportunity of removing any such additional or hired equipment as is referred to in sub-clause (b) of Clause 9 hereof on the terms referred to in that sub-clause;

         (iii) notwithstanding any other provision of this Charter, the Charterer shall be under no liability to the Owner in respect of the structure, state or condition of the Vessel insofar as such structure, state or condition is due to the manner in which she has been used or treated or to any events which have occurred during the period of such requisition.

         14.      LIENS; NOTICE ON VESSEL

         (a) The Charterer will not suffer, nor permit to be continued, any lien or encumbrance incurred by it or its agents, which might have priority over the title and interest of the Owner in the Vessel. The Charterer shall indemnify and hold the Owner harmless against any lien of whatsoever nature arising upon the Vessel during the Charter Period while she is under the control of the Charterer, and against any claims against the Owner arising out of or in relation to the operation of the Vessel by the Charterer. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterer, the Charterer shall at its own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at its own expense put up bail to secure release of the Vessel.

         (b) The Charterer will fasten to the Vessel in a conspicuous place and will keep so fastened during the Charter Period a notice reading as follows:

                  This Vessel is the property of and is registered in the name of Golden State Petro (IOM I-B) PLC (the "Owner"); she is under charter by demise to and operated by Chevron Transport Corporation ("Charterer") and neither the Charterer nor the Master nor any servant or agent thereof has any authority whatsoever to contract on behalf of the Owner or to pledge the Owner's credit or to involve the Owner in any liability whatsoever"

or in such other form as the Owner may reasonably require from time to time.

         15. SALVAGE All salvage and all proceeds from derelicts shall be for the Charterer's benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterer.

         16. GENERAL AVERAGE General Average, including the Owner's portion, if any, shall be payable by the Charterer. General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974, as amended 1990, or any subsequent modification thereof current at the time of the casualty.

         17. DEFAULT; REMEDIES

         (a)      If during the term of this Charter:

         (i) The Charterer shall make default for two Business Days in any payment in respect of Charter Hire, Additional Charter Hire or other amounts due under the terms of this Charter.

         (ii) The Charterer shall fail for a period of thirty (30) Business Days after written notice thereof has been given to the Charterer by the Owner to perform and observe any of the covenants, conditions, agreements or stipulations on the part of the Charterer to be performed or observed contained herein (other than sub-clause (a)(i) and (v) of this Clause).

         (iii) The Charterer ceases doing business as a going concern or generally ceases to pay its debts as they become due or any proceedings under any bankruptcy or insolvency laws are instituted against the Charterer or if a receiver or trustee is appointed for the Charterer or for any of its assets or properties, and such proceeding is not dismissed, vacated or fully stayed within sixty (60) days.

         (iv) The Charterer shall create or suffer to exist any mortgage, charge, pledge or other like encumbrance over the Vessel or any part thereof not created or caused by the Owner or by persons claiming by, through or under the Owner or shall have abandoned the Vessel. The foregoing provisions shall not apply to any notice of abandonment which the Charterer may give to insurers under the provisions of Clause 12.

         (v) The Charterer fails to comply with any of its obligations as to insurance contained in Clause 11.

         (vi) The Charterer shall within thirty (30) days of any scheduled date of redelivery hereunder fail to provide adequate bail or security when required so to do in respect of any maritime lien, possessory lien or statutory right in rem which may be acquired over the Vessel not created or caused by the Owner or by persons claiming by, through or under the Owner in order to prevent the Vessel being arrested, impounded or seized or if any such lien, right or claim over the Vessel is exercised by the arrest, attachment, detention, impounding or seizure of the Vessel under any distress execution or other process, or any distress or execution is levied thereon, and the Charterer fails to use its best endeavors to procure the release of the Vessel therefrom within thirty (30) days of any scheduled date of redelivery hereunder.

         THEN AND IN ANY SUCH EVENT the Owner may, by written notice to the Charterer, declare this Charter to be in default and the Owner may:

                  (a) (i) Upon written demand, cause the Charterer at the Charterer's expense to, and the Charterer shall promptly, redeliver the Vessel or cause the Vessel to be redelivered, with all reasonable dispatch to the Owner and in the condition required by the terms of Clause 8 as if the Vessel were being redelivered at the expiration of the Charter Period, and all obligations of the Charterer under said Clause 8 shall apply to such redelivery, or (ii) the Owner or its agent, at the Owner's option, without further notice, may, but shall be under no obligation to, retake the Vessel wherever found, whether upon the high seas or in any port, harbor, or other place and irrespective of whether the Charterer, any subcharterer or any other Person may be in possession of the Vessel, all without prior demand and without legal process, and for that purpose the Owner or its agent may enter upon any dock, pier or other premises where the Vessel may be and may take possession thereof, without the Owner or its agent incurring any liability by reason of such retaking, whether for the restoration of damage to property caused by such retaking or otherwise. The exercise by the Owner of its remedies under this subclause (a) shall be without prejudice, and in addition, to any of the Owner's other remedies referred to below.

                  (b) The Owner or its agent may sell the Vessel at public or private sale, with or without notice to the Charterer, advertisement or publication, as the Owner may determine, or otherwise may dispose of, hold, use, operate, charter (whether for a period greater or less than the balance of what would have been the Charter Period in the absence of the termination of the Charterer's rights to the Vessel) to others or keep the Vessel idle, all on such terms and conditions and at such place or places as the Owner may determine and all free and clear of any rights of the Charterer and of any claim of the Charterer in admiralty, in equity, at law or by statute, whether for loss or damage or otherwise, and without any duty to account to the Charterer.

                  (c) The Charterer shall be liable for any and all Charter Hire and Additional Charter Hire payable under this Charter before, during or after the exercise of any of the foregoing remedies and for all reasonable costs including all legal fees and any other costs and expenses whatsoever incurred by the Owner by reason of the occurrence of any default or by reason of the exercise by the Owner of any remedy hereunder, including, without limitation, all costs and expenses incurred by the Owner in connection with any retaking of the Vessel and, upon the redelivery or retaking of the Vessel in accordance with this Clause 17, the placing of the Vessel in the condition and seaworthiness required by the terms of Clause 8 hereof and including interest on overdue Charter Hire and Additional Charter Hire.

                  (d) Each and every right, power and remedy herein given to the Owner shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, admiralty or by statute and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Owner, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission of the Owner to exercise any right or power vested in it hereunder shall impair such right or power or be construed as a waiver of or as acquiescence in any default by the Owner or be deemed a waiver of any right arising out of any future default or of any past default. In the event the Owner at any time agrees to waive any such right or power, such waiver shall be revocable by the Owner at any time and the right or power shall henceforth be again exercisable as though there had been no such waiver unless the Event of Default has been cured. In the event the Owner shall have proceeded to enforce any right or pursue any power under this Charter and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Owner, then and in every such case the Charterer and the Owner shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Charter and all rights, remedies and powers of the Owner shall continue as if no such proceedings had been taken.

                  (e) The rights and powers of the Owner and the obligations of the Charterer under this Clause 17 shall be effective and enforceable regardless of the pendency of any proceeding which has or might have the effect of preventing the Owner or the Charterer from complying with the terms of this Charter. No express or implied waiver by the Owner of any default shall in any way be, or be construed to be a waiver of any further or subsequent default.

         18. TERMINATION

         In the event (a) the Charterer shall exercise the termination option granted to it pursuant to Clause 2(a), (b) a Total Loss shall have occurred and the Charterer shall have remitted to the

Owner the amounts described in Clause 12(b) or (c) the Charterer shall have remitted to the Owner the amounts described in Clause 19, then, notwithstanding anything to the contrary contained herein, the Charter shall continue with respect to the Charterer's obligation to pay such amount to the Owner and shall terminate on (x) the date which is 367 days after the date on which such amounts have been remitted to the Owner or the Owner's assignee or (y) if (i) the Charterer commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (ii) a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) is appointed for the Charterer or for any substantial part of its property, (iii) the Charterer generally fails to pay its debts as they become due or (iv) the Charterer makes a general assignment for the benefit of creditors, the expiration of the period during which any payment made by or on behalf of the Charterer may be avoided under any applicable bankruptcy, insolvency, creditors' rights or similar laws.

         19. PAYMENTS ON TERMINATION

         Whether or not the Owner shall have exercised, or shall thereafter at any time exercise, any options, rights or remedies under Clause 17, upon or as a consequence of a breach of contract by the Charterer amounting to repudiation by the Charterer of this Charter, the Owner may immediately require the Charterer to pay to the Owner, and the Charterer shall pay to the Owner as liquidated damages for loss of a bargain and not as a penalty, an amount equal to (i) the sum of (A) the Stipulated Loss Value in relation to the period in question calculated by the application of Schedule 2, (B) all outstanding accrued and unpaid Charter Hire and Additional Charter Hire and (C) any other amounts due to the Owner under this Charter on or prior to the date of payment and (ii) interest thereon (after as well as before judgment) at the Default Rate from the date such amounts were payable to the actual date of payment.

         The Charterer shall not be entitled to any part of the net proceeds of the Vessel (if any) whether by way of rebate of Charter Hire or Additional Charter Hire or otherwise.

         20. ASSIGNMENT AND SUB CHARTER

         (a) The Charterer may not assign all or part of its rights and obligations under this Charter nor may it charter the Vessel by demise to any other entity without the prior written consent of the Owner, such consent, subject always to the Vessel being maintained and insured to the same standards as are adopted by the Charterer in respect of the vessels owned by them, not to be unreasonably withheld; provided, however, that the Charterer may assign its rights and obligations hereunder to a corporation more than 50% of which is owned, directly or indirectly, by Chevron Corporation and Chevron Corporation shall continue to guarantee the payment and performance of this Charter pursuant to the Chevron Guarantee.

         (b) The Charterer may otherwise charter the Vessel without the prior consent of the Owner provided that the Charterer remains responsible as principal (or appoints another person to be responsible in its stead) for navigating and managing the Vessel throughout the period of such charter and for defraying all expenses in connection with the Vessel throughout such period or substantially all such expenses other than those directly incidental to a particular voyage or to the employment of the Vessel during that period.

         21. INDEMNITY

         (a) The Charterer hereby indemnifies the Owner and shall keep the Owner fully indemnified at all times whether during the currency of this Charter or at any time in respect of events arising during the currency of this Charter against:

                  (i) All costs and expenses of operating and maintaining the Vessel and of operating, maintaining and replacing all parts including (but without prejudice to the generality of the foregoing) all fuel, oil, port charges, fees, taxes, levies, fines, penalties, charges, insurance premiums, victualing, crew, navigation, manning, operating and freight expenses and all other outgoings whatsoever payable by the Owner or the Charterer in respect of the possession or operation of the Vessel or any part thereof, or the purchase, ownership, delivery, chartering, possession and operation, import to or export from any country, return, sale or disposition of the Vessel or any part thereof or upon the hire, receipts or earnings arising therefrom (other than Owner Taxes) which shall be promptly paid by the Charterer;

                  (ii) All liabilities, claims, proceedings (whether civil or criminal), penalties, fines or other sanctions, judgments, charges, taxes, impositions, liens, salvage, general average, costs and expenses whatsoever which may at any time be made or claimed by the Charterer or any employee, servant, agent or sub-contractor, passenger, owner, shipper, consignee and receiver of goods or any third party (including governments or other authorities) or by their respective dependents arising directly or indirectly in any manner out of the design, construction, possession, management, repair, certification, manning, provisioning, supply or servicing of the Vessel (whether at sea or not) or the chartering thereof hereunder whether such liability, claims, proceedings, penalties, fines, sanctions, judgments, charges, taxes, impositions, liens, salvage, general average, cost or expenses may be attributable to any defect in the Vessel or the design, construction, testing or use thereof or from any maintenance, service, repair, overhaul or otherwise and regardless of when or where the same shall arise and whether or not the Vessel or the relevant part thereof is in the possession or control of the Charterer (other than Owner Taxes); and

                  (iii) The Charterer accepts all liability for oil or other pollution damage resulting from the Charterer's operation of the Vessel under this Charter and agrees to promptly indemnify and hold the Owner harmless from and against any and all losses, damages and expenses which the Owner may incur as a result of any oil or other pollution damage resulting from the Charterer's operation of the Vessel under this Charter, including, but not limited to, the Owner's liability under the Oil Pollution Act of 1990, as amended, and/or the laws of any other jurisdiction relating to oil spills.

                  (iv) The Owner shall use good faith efforts to notify the Charterer promptly of any tax for which it may seek indemnity. The Charterer shall, subject to the prior written approval of the Owner (such approval not to be unreasonably withheld), be entitled to take action in the name of the Owner at the Charterer's expense against any taxing authority in respect of any taxes for which the Charterer has indemnified the Owner, and the Owner agrees to reasonably cooperate with the Charterer in taking such action. If as a result of any such action any moneys are received that are attributable to such indemnified taxes (including any interest thereon paid by such taxing authority) the same shall be recovered by the Charterer.

         (b) Without prejudice to its generality, the provisions of this sub-clause shall extend to claims of persons (including governments or other bodies whether corporate or otherwise) who have suffered or allege that they have suffered loss, damage or injury in connection with any thing done or not done by the Vessel, including in connection with any oil or other substance emanating or threatening to emanate from the Vessel and shall extend to levies, impositions, calls, or contributions on or required to be made by the Owner during or in respect of the Charter Period.

         (c) If any obligation of the Charterer under the foregoing sub-clause or under subclause (d) below shall not be discharged when due, the Charterer shall on demand forthwith pay to the Owner not only the amount of such obligation but also interest thereon at the Default Rate from the date the Owner paid the same to the date of reimbursement by the Charterer (after as well as before judgment)

         (d) In the event of the Vessel becoming a wreck or obstruction to navigation, the Charterer shall indemnify the Owner against all losses, costs, damages and expenses which the Owner may in consequence thereof incur including those incurred in respect of the removal or destruction of the wreck or obstruction under statutory or other powers.

         22. GENERAL

         (a) The Charterer shall give to the Owner all such information as the Owner may reasonably request with regard to the performance by the Charterer of its obligations hereunder.

         (b) The Charterer shall pay all expenses (including legal and other costs) incurred by the Owner in connection with the enforcement of any rights conferred upon the Owner by this Charter or in or incidental to any action brought by the Owner to recover any hire or other payments due hereunder or for breach of any covenant, agreement, condition or stipulation herein contained or to recover possession of the Vessel or any part thereof whether any such action proceeds to judgment or not. The Owner shall pay all expenses (including legal and other costs) incurred by the Charterer in connection with the enforcement of any rights conferred upon the Charterer against the Owner by this Charter.

         (c) No failure or delay on the part of the Owner in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power.

         (d) This Charter shall not be varied in its terms by an oral agreement or representation or otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by all the parties hereto or by their duly authorized representatives.

         (e) If any term or provision of this Charter or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Charter or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law.

         (f) The title to the Clauses and sub-clauses of this Charter shall not in any way affect the interpretation thereof; the terms defined in this Charter have the meanings assigned to them in this Charter and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.

         (g) Any demand, consent, record, election or notice required or permitted to be given under this Charter shall be in writing and sent by recorded or registered letter or telefax (and in the case of telefax confirmed by recorded or registered letter) addressed as follows:

         (i)      If to the Owner to:
                  15-19 Athol Street
                  Douglas, Isle of Man

         (ii)     If to the Charterer to:
                  c/o Chevron Shipping Company
                  555 Market Street
                  San Francisco, CA 94120-7000

or in case to such other person or address or addresses or telefax number as any party may notify in writing to the other parties hereto. Any such notice shall be deemed to have reached the party to whom it is addressed (in the case of notice given by letter) five (5) days after dispatch by first class pre-paid post (airmail if from abroad) or (in the case of notice given by telefax) when confirmed by a correct transmission report when dispatched and for this purpose confirmation by letter of notice given by telefax, shall be disregarded.

         (h) This Charter shall be governed by and construed and performance thereof shall be determined in accordance with the federal laws of the United States of America and the laws of New York. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         (i) All matters of difference between the parties hereto (other than as herein expressly provided to the contrary and other than in respect of any action by the Owner for possession of the Vessel) shall be referred to arbitration in New York by an arbitrator to be agreed between the Owner and the Charterer or in default of such agreement within 30 days to be nominated by the President for the time being of the Society of Maritime Arbitrators.

         (j) Where it is provided in this Charter that in default of agreement a matter is to be determined by an expert under this sub-clause, the same shall be determined by such person, firm, corporation or body as may be agreed between the Owner and the Charterer (or in default of agreement as may be nominated by the Chairman for the time being of the Baltic and Mercantile Shipping Exchange) who shall be deemed to act as expert and not as arbitrator and whose determination shall be final and binding on the parties.


         (k) All payments (other than payments pursuant to Clauses 21(a)(i) and 21(a)(ii)) made to the Owner shall be made without deduction for or on account of any present or future taxes (including value added, turnover, sales and use taxes), levies, imposts, duties, deduction, withholdings and other charges of whatsoever nature (collectively, "Charges") unless such deduction is required by law. If such deduction is required by law (i) the sum payable by the Charterer shall be increased as may be necessary so that, after making all required withholdings and deductions (including those applicable to additional sums payable under this Clause 22(k)), the Owner shall receive an amount equal to the sum that the Owner would have received had no such withholdings and deductions been made and (ii) as required by applicable law the Charterer shall withhold or deduct the amount required and pay such amount to the relevant taxing or other governmental authority. If any Charges paid by the Charterer are recoverable by the Owner from such taxing or other governmental authority, the Charterer shall be entitled to the same rights provided in Clause 21(a)(iv). The Owner shall consult with the Charterer and use reasonable efforts to agree to a method of avoiding or minimizing any such deduction that is not in breach of applicable law or governmental regulation or of any of the financing documents entered into with the Mortgagee and which will leave the parties in substantially the same contractual relation as is herein contained. Without limiting the generality of the foregoing, the Owner shall take any lawful action to the extent necessary to prevent or avoid the imposition of any taxes, including any withholding taxes with respect to Charter Hire or Additional Charter Hire, by any taxing jurisdiction (including the Registration Jurisdiction) including changing its jurisdiction of incorporation or residence; PROVIDED HOWEVER, that it shall not be required to take, or fail to take, any action (x) if in the opinion of counsel such act or failure to act would violate applicable law or (y) if in the reasonable opinion of the Owner the actions necessary to avoid or prevent imposition of such taxes would be unduly burdensome. For purposes of clause (y) of the immediately preceding sentence a requirement to change the jurisdiction of the Owner's incorporation or residence shall not be treated as unduly burdensome.

         (l) If any provision of this Charter shall be, or shall be rendered, unenforceable in whole or in part (which for the purposes of this Clause shall include being contrary to an official code or order for the time being in force to which either of the parties hereto is required by law to have regard and the contravention or the continued contravention of which could be considered or be made unlawful) the Owner and the Charterer shall use their best endeavors to agree to an amendment or amendments to the terms of this Charter which would result in this Charter as so amended being fully enforceable and achieving substantially the same result (both financially and otherwise) so far as concerns the Owner and the Charterer as this Charter in its executed form would have achieved if the same had been fully enforceable. If the Owner and the Charterer are unable to agree to such an amendment or amendments then either party may by notice request that an arbitrator be appointed pursuant to the provisions to Clause 22(i) to determine whether an amendment or amendments which would achieve the result set out above are possible, and he shall be asked to specify them and the terms of this Charter shall be amended accordingly.

         (m) The indemnities of the Owner by the Charterer contained in this Charter shall continue in full force and effect (in respect of events occurring during the currency of this Charter) notwithstanding the termination of the charter of the Vessel, the repudiation by the Charterer of this Charter or the expiration of the charter period by affluxion of time or otherwise.

         23. DEFINITIONS

         "ADDITIONAL CHARTER HIRE" means any Additional Charter Hire payable pursuant to subclause 9(g).

         "ADDITIONAL NOTES" means each first preferred mortgage note issued pursuant to a Supplemental Indenture to finance the Extras.

         "BUILDER" means Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, San Francisco, California or in the city and state where the Mortgagee's principal offices are located, are authorized or are obligated by law, executive order or governmental decree to be closed.

         "CERTIFICATE OF ACCEPTANCE" means the certificate executed by the Charterer on the Commencement Date indicating the Charterer's acceptance of the Vessel under this Charter.

         "CHARTER GUARANTEE" means the Guarantee dated the date hereof from Chevron Corporation to the Owner.

         "CHARTER HIRE" means the charter hire payable by the Charterer for the use and possession of the Vessel payable at the times and in the amounts set forth on Schedule 1 attached hereto and made a part hereof.

         "CHARTER HIRE REDUCTION" has the meaning described in Schedule 1 attached hereto.

         "CHARTER PERIOD" means the period of time from the Delivery Date to the expiration or earlier termination of this Charter, pursuant to the provisions hereof.

         "CHARTER SUPPLEMENT" means each Charter Supplement delivered pursuant to Clause 9(g) hereof.

         "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire), capture, seizure, condemnation, destruction, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government or governmental authority.

         "CONTRACT DATE" shall be the date on which the Owner enters into the Building Contracts with the Builder and which shall be no later than December 24, 1996.

         "CREDITS" means reductions in construction costs which (i) result from actions by the Charterer or by the Technical Supervisor; (ii) are approved by the Owner, such approval not to be unreasonably withheld; and (iii) occur after execution of the Building Contract but prior to the Delivery Date.

         "DEFAULT RATE" means a rate per annum equal to the sum of 1.50% and LIBOR as of the commencement of such period; plus any and all penalties, if any, payable under the Section 2 of the Funding Agreement dated as of December 24, 1996 with Pacific Mutual Life Insurance Company (G-26321.02) occurring as a result of the Charterer's failure to pay Charter Hire and Additional Charter Hire when due.



         "DELIVERY DATE" means the date on which the Vessel is accepted for delivery by the Owner from the Builder by execution and delivery of a Protocol of Acceptance and Delivery as provided in clause (i) of Article IV of the Building Contract.

         "ESCROW ACCOUNT BALANCE" (i) the Initial Deposit plus accrued interest thereon to the end of the Fixed Period and (ii) after the payment of an amount payable pursuant to Section 4(b), the amount of funds remaining in the Escrow Account together with any interest earned thereon less any amount previously paid to the Charterer pursuant to Section 4(b)(ii).

         "EVENT OF DEFAULT" means an event described in sub-clauses (a)(i) through (a)(vi) of Clause 17.

         "EXTRAS" means increases in construction costs which (i) result from actions by the Charterer or the Technical Supervisor; (ii) are approved by the Owner, such approval not to be unreasonably withheld; and (iii) occur after execution of the Building Contract but prior to the Delivery Date; provided, however, the cost of Extras shall not exceed $250,000 without the consent of the Owner.

         "INDENTURE" means the Indenture, dated as of December 1, 1996, among the Owner, Golden State Petro (IOM I-A) PLC, United States Trust Company of New York, as indenture trustee (the "Indenture Trustee") and Golden State Petroleum Transport Corporation, together with any amendments, modifications or supplements thereto.

         "INSTITUTE WARRANTY LIMITS" means the Institute Warranties as defined by the Institute of London Underwriters.

         "LIBOR" means the rate calculated on the basis of the offered rates for deposits in dollars for a one-month period which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest .0001 percentage point). If, at any time of determination, the Reuters Screen LIBO Page is not available, the rate will be the arithmetic mean (rounded to the nearest .0001 percentage point) of the rates quoted by the three reference banks (selected in accordance herewith) at approximately 11:00 a.m., New York time, on the date of calculation for loans in dollars to leading European banks for a one-month period. For the purposes of this definition, the term "London Banking Day" shall mean any day on which dealings in deposits in United States Dollars are transacted in the London interbank market. Each of the Charterer and the Owner (or the Owner's assignee) will select a reference bank and the third reference bank will be selected by the Charterer and the Owner (or the Owner's assignee) together or, failing agreement, by the previously selected reference banks together.

         "LIQUIDATED DAMAGES REBATE" means the amount the Owner received from Builder pursuant to the Building Contract representing all liquidated damages related to the Vessel's failure to satisfy Builder's contract deadweight, speed and/or fuel consumption guarantees.

         "LONDON BANKING DAY" means any day on which dealings in deposits in United States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States dollar deposits) in London and New York.

         "MORTGAGE" means the Mortgage, dated the date hereof, between the Owner and the Mortgagee or any other mortgage relating to the financing of the Vessel by the Owner.

         "MORTGAGEE" means the Indenture Trustee and any successor thereto or any other mortgagee of the Vessel.

         "OPTIONAL TERMINATION DATE" means the expiration date of the Fixed Period and any Optional Period.

         "OWNER TAXES" means any income, franchise or equivalent tax, imposed upon or measured by the net income, stated capital or earned surplus of the Owner by any federal, state, local or other taxing authority of any jurisdiction worldwide, or any taxes that result from the willful misconduct or gross negligence of the Owner or from the inaccuracy or breach of any representation, warranty or covenant of the Owner contained in any of Clauses 6, 20, 21(a)(iv), or 22(k) of this Charter or in any document furnished in connection with such Clauses by the Owner, or any taxes that would not have been imposed but for the failure of the Owner (a) to provide to the Charterer (for filing by the Charterer with the taxing jurisdiction imposing such taxes or retention in the Charterer's records) upon the Charterer's timely request such certifications, information, documentation or reports concerning the Owner's identity, jurisdiction of incorporation or residency, or connection with such taxing jurisdiction or (b) to promptly file upon the Charterer's timely request such reports or returns (which shall be prepared with reasonable care in accordance with the Charterer's written instructions) claiming (or availing itself of) any applicable extensions or exemptions (to the extent that timely notice thereof is provided by the Charterer); PROVIDED that Owner Taxes shall not include any such tax imposed on any amount that is (i) an indemnity or reimbursement of the Owner, (ii) an operating or maintenance expense, (iii) any tax imposed pursuant to Section 887 of the United States Internal Revenue Code of 1986, as amended, or (iv) a tax for which the Charterer is otherwise liable under this Charter; and PROVIDED FURTHER that Owner Taxes shall not include any such tax imposed by any government, jurisdiction or taxing authority other than the United States Federal government solely as a result of the location of the Vessel or the Vessel's use by the Charterer.

         "PAYMENT DATE" means the 1st day of each month, commencing the 1st day of the month immediately succeeding the Delivery Date.

         "PERSON" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a government or any agency or political subdivision thereof.

         "P&I CLUB" means a protection and indemnity association.

         "REGISTRATION JURISDICTION" means the Republic of Liberia.

         "SECURITY DOCUMENTS" means all of the agreements executed and delivered by the Owner to the Indenture Trustee as collateral security for the Owner's obligations under the Indenture.

         "STIPULATED LOSS VALUE" means, as of any date, the amount corresponding to such date as indicated on Schedule 2 hereto and made a part hereof.

         "SUPPLEMENTAL INDENTURE" means a Supplemental Indenture entered into by the Indenture Trustee and the Issuer pursuant to the terms and subject to the conditions set forth in the Indenture.

         "TOTAL LOSS" means either (a) actual or constructive or compromised or arranged total loss of the Vessel, (b) Compulsory Acquisition of the Vessel or
(c) if so declared by the Charterer at any time and in its sole discretion a requisition for hire of the Vessel for a period in excess of 180 days. Any actual loss of the Vessel shall be deemed to have occurred at 1200 hours Greenwich Mean Time (GMT) on the actual date on which the Vessel was lost or in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred at 1200 hours GMT on the day next following the day on which the Vessel was last heard of. A constructive total loss shall be deemed to have occurred at 1200 hours GMT on the earliest of: 1) the date that notice of abandonment of the Vessel is given to the insurers provided a claim for total loss is admitted by the insurers, or 2) if the insurers do not admit such a claim, at the date and time GMT at which a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred, or 3) the date that a report is rendered by one or more experts in marine surveying and vessel valuation (said experts to be appointed by the Charterer at its expense and approved by the Owner, such approval not to be unreasonably withheld) concluding that salvage, repair and associated costs in restoring the Vessel to the condition specified in Clause 7 exceed the Vessel's fair market value in sound condition.

         "TOVALOP SCHEME" means the Tankers Owner Voluntary Agreement concerning Liability for Oil Pollution dated January 7, 1969, as amended or any similar scheme.

         IN WITNESS WHEREOF the parties have caused this Charter to be signed the date and year first above written.

                                   GOLDEN STATE PETRO (IOM I-B) PLC

                                   By:/s/ Nunzio Lipomi
                                      -----------------------------
                                   Name:  Nunzio Lipomi
                                   Its:   Assistant Secretary


                                   CHEVRON TRANSPORT CORPORATION


                                   By:/s/ T. R. Moore
                                      -----------------------------
                                   Name:  T. R. Moore
                                   Its:   Attorney-in-Fact

                                    EXHIBIT A

The documents, reports and opinions required to be delivered by Chevron Corporation, Chevron Transport Corporation and its attorneys and agents pursuant to the Closing Memorandum, dated

                                    EXHIBIT B

                          CHARTER SUPPLEMENT NUMBER __


                  THIS CHARTER SUPPLEMENT NUMBER __, dated as of _________ __, ____, is executed and delivered by GOLDEN STATE PETRO (IOM I-B) PLC, an Isle of Man company (the "Owner"), and CHEVRON TRANSPORT CORPORATION, a Liberian company (the "Charterer"), in accordance with the terms and as a part of that certain BAREBOAT CHARTER dated as of December 1, 1996 (the "Charter"), between the Owner and the Charterer. The defined terms set forth in the Charter shall have the same meanings herein. In addition, the following terms shall be assigned the following meanings solely with respect to this Charter Supplement Number __:

         A.       EXTRA AMOUNT: $________

         B. ADDITIONAL CHARTER HIRE SHALL BE $_______ PER DAY PAYABLE MONTHLY IN ADVANCE

         C.       ALLOCATED PRINCIPAL AMOUNT OF ADDITIONAL NOTES:________

         D.       NEXT SUCCEEDING PAYMENT DATE: _________

         E.       APPLICABLE PAYMENT DATE: _____________

         F.       SUPPLEMENTAL INDENTURE DATED: ________

         1. DESCRIPTION OF EXTRAS AND COST OF EXTRAS COVERED BY THIS SCHEDULE (See Schedule 1).

         2. RENT: The Charterer agrees to pay the Additional Charter Hire in the amounts set forth above on the dates set forth in the Charter.

         3. INCORPORATION OF CHARTER: All of the terms and provisions of the Charter are hereby incorporated by reference in this Charter Supplement to the same extent as if fully set forth herein. In the event of any conflict between the terms of this Charter Supplement and the Charter, the terms of this Charter Supplement shall control.

         4. COUNTERPARTS: This Charter may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

APPROVED AND AGREED TO by and between the parties hereto on the ___st day of
_______________.

                                   CHEVRON TRANSPORT CORPORATION


                                   By: ______________________________
                                            (Title)

                                   GOLDEN STATE PETRO (IOM I-B) PLC

                                   By: ______________________________
                                       (Title)

                         Schedule 1 to Bareboat Charter

         1. CHARTER HIRE

         (a) Charter Hire during the Fixed Period shall be United States Dollars
(USD) 27,199 per day payable by the Charterer to the Owner monthly in advance on the Delivery Date and each Payment Date on the basis of 365/12 days per month. Payments shall be made by wire transfer of immediately available funds and shall be made prior to 12:00 noon New York time.

         (b) Charter Hire during each Optional Period shall be United States Dollars (USD) 28,500 per day payable by the Charterer to the Owner monthly in advance on each Payment Date on the basis of 365/12 days per month.

         (c) Charter Hire during the Charter Period may be adjusted for any Additional Charter Hire or Charter Hire Reduction as set forth in Sections 2 and 3 of this Schedule 1. Charter Hire shall be in United States Dollars payable by the Charterer to the Owner monthly in advance.

         2. ADDITIONAL CHARTER HIRE

         To the extent that the Extras exceed the Credits ("Net Extras"), the Charter Hire listed in Section 1 of this Schedule 1 shall be adjusted to the extent necessary such that the Additional Charter Hire will allow the Owner to service the aggregate debt incurred on any Additional Notes issued in connection herewith and as referenced in subclause 9(g).

         3. CHARTER HIRE REDUCTION

         To the extent that the Credits exceed the Extras ("Net Credits"), the Charter Hire listed in Section 1 of this Schedule 1 shall be adjusted to the extent necessary such that the Charter Hire adjusted for the Charter Hire Reduction shall bear the same ratio to the Charter Hire prior to such adjustment as the amount of Notes outstanding after application by the Owners of the difference between Credits and Extras to repurchase outstanding Notes bears to the amount of Notes outstanding prior to such repurchase.

                                   SCHEDULE 2
                               TO BAREBOAT CHARTER
                              STIPULATED LOSS VALUE

                            DATE                 AMOUNT
                            ----                 ------
                            2-1-99            94,849,549
                            8-1-99            95,105,531
                            2-1-00            92,821,752
                            8-1-00            93,098,622
                            2-1-01            90,036,567
                            8-1-01            90,336,029
                            2-1-02            87,047,471
                            8-1-02            87,371,369
                            2-1-03            83,858,224
                            8-1-03            84,208,553
                            2-1-04            80,472,895
                            8-1-04            80,851,811
                            2-1-05            76,895,883
                            8-1-05            77,305,719
                            2-1-06            74,631,948
                            8-1-06            75,075,225
                            2-1-07            75,536,234
                            8-1-07            74,675,684
                            2-1-08            73,779,311
                            8-1-08            72,847,884
                            2-1-09            71,877,199
                            8-1-09            70,868,087
                            2-1-10            69,816,410
                            8-1-10            68,723,067
                            2-1-11            67,588,990
                            8-1-11            66,405,149
                            2-1-12            65,177,555
                            8-1-12            63,897,257
                            2-1-13            62,565,348
                            8-1-13            61,182,961
                            2-1-14            59,741,280
                            8-1-14            58,241,531
                            2-1-15            56,684,992
                            8-1-15            55,062,992
                            2-1-16            53,376,912
                            8-1-16            51,623,188
                            2-1-17            49,798,316
                            8-1-17            47,898,848
                            2-1-18            45,921,402
                            8-1-18            43,867,658
                            2-1-19            41,719,365

                                TABLE OF CONTENTS

                                                                        Page No.


   1. VESSEL TO BE CHARTERED.................................................  2

   2. PERIOD OF CHARTER......................................................  2

   3. TIME AND PLACE OF DELIVERY.............................................  3

   4. CHARTERER'S RIGHT IN RESPECT OF THE VESSEL.............................  4

   5. USE AND TRADE OF VESSEL................................................  5

   6. DOCUMENTATION AND HOUSE FLAG...........................................  6

   7. MAINTENANCE AND OPERATION..............................................  6

   8. REDELIVERY AND STATUS..................................................  9

   9. USE OF VESSEL AND PAYMENT OF HIRE...................................... 10

   10. MORTGAGE.............................................................. 12

   11. INSURANCE............................................................. 13

   12. TOTAL LOSS, REQUISITION FOR TITLE, CAPTURE, SEIZURE................... 15

   13. REQUISITION FOR HIRE.................................................. 16

   14.      LIENS; NOTICE ON VESSEL.......................................... 17

   15. SALVAGE............................................................... 18

   16. GENERAL AVERAGE....................................................... 18

   17. DEFAULT; REMEDIES..................................................... 18

   18. TERMINATION........................................................... 20

   19. PAYMENTS ON TERMINATION............................................... 21

   20. ASSIGNMENT AND SUB CHARTER............................................ 21

   21. INDEMNITY............................................................. 22

   22. GENERAL............................................................... 23

   23. DEFINITIONS........................................................... 26